                                                                    EXHIBIT 3.76
                                                                    ------------

                                    BY-LAWS

                                       OF

                             WEHRAN-NEW YORK, INC.

                             A New York Corporation

                              AMENDED AND RESTATED

                            as of September 1, 1992

                                    BY-LAWS

                                       OF

                             WEHRAN-NEW YORK, INC.

                                   ARTICLE 1.

                                    OFFICES

     The registered office of the Corporation shall be located at 666 East Main Street, Middletown, New York 10940, or such other location as shall be selected by the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may determine.

                                   ARTICLE 2.

                             SHAREHOLDERS' MEETINGS

     2.1.  Annual Meetings.  The annual meeting of the shareholders shall be
           ---------------
held on the first Monday of March each year, at 10:00 o'clock A.M., or at such other date and time as the Board of Directors may designate, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such a meeting shall be held on the next business day. If the election of directors is not held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon as practicable thereafter.

     2.2.  Special Meetings.  A special meeting of the shareholders, for any
           ----------------
purpose or purposes, may be called by the President, the Board of Directors, or the holders of not less than one-fifth of the outstanding shares (or any shareholder) of the Corporation entitled to vote at the meeting.

     2.3.  Place of Meeting.  The Board of Directors may designate any place,
           ----------------
within the State of New York or elsewhere as the place for an annual meeting or a special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the meeting shall be held at the registered office of the Corporation in New York.

     2.4.  Fixing Record Date.  The Board of Directors may fix, in advance, a
           ------------------
date as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the allotment of any rights, or for the purpose of any other action.

     2.5.  Notice of Meeting.  Written notice of every meeting of the
           -----------------
shareholders shall be given by, or at the direction of, the Secretary or other authorized person to each shareholder of the record entitled to vote at the meeting not less than ten (10) days nor more than sixty (60) in advance for any meeting. The notice shall specify the place, day and hour of the meeting. Notice of each meeting shall also be mailed to shareholders not entitled to vote, but lack of such notice shall not affect the legality of any meeting otherwise properly called and noticed.

     2.6.  Quorum.  A majority of the outstanding shares of the Corporation
           ------
entitled to vote, represented in person or by proxy shall constitute a quorum at a meeting of shareholders.

     2.7.  Voting Requirements.  Except as otherwise specifically provided in
           -------------------
these By-laws, the Articles of Incorporation or by statute, the affirmative vote at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote thereat, shall be the act of the shareholders.

     2.8.  Telephone Meetings.  One or more shareholders may participate in a
           ------------------
meeting of shareholders by use of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear one another.

     2.9.  Action by Written Consent.  Any action required or permitted to be
           -------------------------
taken at a meeting of the shareholders may be taken without a meeting if, prior or subsequent to the action, consent thereto by all of the shareholders in office is filed with the Secretary of the Corporation.

                                   ARTICLE 3.

                               BOARD OF DIRECTORS

     3.1.  General Powers.  The business, property and affairs of the
           --------------
Corporation shall be managed by its Board of Directors.

     3.2.  Number and Term of Office.  The Board of Directors shall consist of
           -------------------------
such number of directors, not less than one, as may be determined from time to time by the Board. Directors shall be elected at the annual meeting of shareholders. The term of office of each director shall be until the next annual meeting of shareholders and the election and qualification of his successor or until his earlier death, resignation or removal.

     3.3.  Regular Meetings.  A regular meeting of the Board of Directors shall
           ----------------
be held without other notice immediately after and at the same place as the annual meeting of the shareholders.. The Board of Directors may determine the time and place for the holding of additional regular meetings without other notice than by resolution.

     3.4.  Special Meetings.  A special meeting of the Board of Directors may be
           ----------------
called by or at the request of the President or a majority of the Board of Directors, and shall be held at such place as the Board of Directors may determine or as may be designated in the notice of the meeting.

     3.5.  Notice for Special Meetings.  Written notice of any special meeting
           ---------------------------
shall be given at least forty-eight (48) hours before the time fixed for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     3.6.  Quorum.  A majority of the number of directors shall constitute a
           ------
quorum at any meeting of the Board of Directors.

     3.7.  Voting.  The act of the majority of the directors present and voting
           ------
at a meeting at which a quorum is present shall be the act of the Board of Directors.

     3.8.  Action by Written Consent.  Any action required or permitted to be
           -------------------------
taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, consent thereto by all of the directors in office is filed with the Secretary of the Corporation.

     3.9.  Telephone Meetings.  One or more directors may participate in a
           ------------------
meeting of the Board of Directors by use of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear one another.

     3.10.  Committees.  The Board of Directors, by resolution adopted by a
            ----------
majority of the Board, may appoint two or more directors to constitute an executive committee or other committee. Any such committee shall have and may exercise such authority of the Board of Directors as shall be provided by resolution of the Board of Directors.

     3.11.  Resignation.  Any director of the Corporation may resign at any time
            -----------
by giving written notice to the President of the Corporation. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.12.  Vacancies.  Any vacancies occurring on the Board of Directors may be
            ---------
filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     3.13.  Compensation.  The Board of Directors shall have authority to fix
            ------------
the compensation of directors, including reasonable allowance for expenses actually incurred in connection with their duties.

     3.14.  Removal.  Any director may be removed from the Board of Directors by
            -------
affirmative vote of the shareholders holding a majority of the voting stock. Such action may be taken at any annual meeting or any special meeting at which due notice of the proposed removal shall have been duly given to the shareholders together with or as a part of the notice of the meeting. Such removal may be accomplished with or without cause, but the director involved shall be given an opportunity to be present and to be heard at the meeting at which his removal is considered.

                                   ARTICLE 4.

                                    OFFICERS

     4.1.  Number.  The officers of the Corporation shall be a President,
           ------
Secretary, Treasurer and such other officers as the Board of Directors may determine from time to time. An individual may hold more than one office if so appointed by the Board of Directors.

     4.2.  Election and Term of Office.  The officers of the Corporation shall
           ---------------------------
be elected by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers is not held at such meeting, such election shall be held as soon as practicable thereafter. Each officer shall hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

     4.3.  Powers and Duties.  The powers and duties of each officer shall be as
           -----------------
provided from time to time by the Board of Directors. In the absence of such provisions, each officer shall have the powers and shall discharge the duties customarily incident to his office.

     4.4.  Removal.  Any officer may be removed by the Shareholders at any time
           -------
with or without cause and with or without notice by a resolution adopted by a majority of the Shareholders.

     4.5.  Vacancies.  A vacancy in any office because of death, resignation,
           ---------
removal or otherwise, may be filled by the Shareholders for the unexpired portion of the term.

     4.6.  Salaries.  The salaries of the officers shall be fixed from time to
           --------
time by the Shareholders.

                                   ARTICLE 5.

                        SHARE CERTIFICATES AND TRANSFERS

     5.1.  Share Certificates.  Share certificates shall be in such form as
           ------------------
determined by the Board of Directors. Such certificates shall be signed by the President and the Secretary and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified.

     5.2.  Transfer of Shares.  The Corporation shall maintain a stock transfer
           ------------------
book, and any transfer involving certificated shares shall be registered therein only on request and on surrender of the share certificate representing the transferred shares, duly endorsed. The Corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing such shares stands according to the books of the Corporation for all proper corporate purposes, including the voting of the shares at an annual or special meeting of the shareholders and the issuance and payment of dividends on such shares.

     5.3.  Loss or Destruction of Share Certificate.  In case of loss or
           ----------------------------------------
destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction; and, if required by said directors, upon the giving of satisfactory security by bond or otherwise against loss to the Corporation. Any such new certificate shall be plainly marked "Duplicate" upon its face.

     5.4.  Holders of Record.  The Corporation shall be entitled to treat the
           -----------------
holder of record of any share or shares of stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of New York.

                                   ARTICLE 6.

                    CORPORATE RECORDS AND FINANCIAL REPORTS

     6.1.  Corporate Records.  The Corporation shall keep at its registered
           -----------------
office or principal place of business an original or a copy of the proceedings of the shareholders and the Board of Directors; its Bylaws, including all amendments thereto, certified by the Secretary; and its share register, giving the name and address of each shareholder and the number of shares held by each.

     6.2.  Financial Reports to Shareholders.  Except as agreed between and
           ---------------------------------
Corporation and the shareholders, pursuant to applicable law, the Corporation is not required to furnish annual financial statements to the shareholders.

                                   ARTICLE 7.

               LIABILITY, INDEMNIFICATION, ADVANCED EXPENSES AND
                                   INSURANCE

     7.1.  Limitation of Director Liability.  A director of the Corporation
           --------------------------------
shall not be personally liable for monetary damages in his capacity as a director, for any action taken, or failure to take any action, unless (1) such director has breached or failed to perform the duties of his office as provided by statute, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that this Section 8.1 shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or for the payment of taxes pursuant to local, state or federal law.

     7.2.  Indemnification of Corporate Representatives.  The Corporation shall
           --------------------------------------------
indemnify to the full extent authorized or permitted by the laws of the State of New York any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     7.3.  Determination of Entitlement to Indemnification.  Any indemnification
           -----------------------------------------------
under Section 7.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.1, and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or
          (2) if such a quorum is not obtainable, or, even if obtainable, if a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or
          (3) by the shareholders holding a majority of the voting stock.

     7.4.  Advanced Expenses.  Expenses incurred in defending a civil or
           -----------------
criminal action, suit or proceeding may be paid on behalf of a corporate representative by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, suitable in form and substance to the Corporation, by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such person to make such repayment shall not be a prerequisite to the making of an advance.

     7.5.  Non-Exclusivity.  (a) The right to indemnification and advancement of
           ---------------
expenses provided pursuant to applicable law (or this Article) shall not be deemed exclusive of any other rights to which a corporate representative seeking indemnification or advancement may be entitled under any By-law, agreement, vote of shareholders or directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding the applicable office; provided, however, that no indemnification pursuant to this
Section 7.5 shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (b) Except as provided in subsection (a) above, indemnification pursuant to this Section 7.6 may be granted for any action taken or any failure to take action, whether or not the Corporation would have the power to indemnify the person under applicable law, and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by a third party or by or in the right of the Corporation.

     7.6.  Scope and Survival of Rights.  The indemnification of persons, as
           ----------------------------
authorized by this Article, shall: (1) continue as to a person who has ceased to be a corporate representative for acts done while a corporate representative;
(2) inure to the benefit of the heirs, executors and administrators of such a person; and (3) apply to actions, suits and proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

     7.7.  Reliance on Provisions.  Each corporate representative shall be
           ----------------------
deemed to be acting in reliance upon the rights of indemnification provided in this Article.

     7.8.  Insurance.  The Corporation may purchase and maintain insurance to
           ---------
protect itself, a corporate representative, or another corporation, partnership, joint venture, trust or other enterprise, or any employee benefit plan established by the Corporation or administrative committee existing thereunder, against any liability or expense asserted against or incurred by such person in his capacity as such, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person under applicable law or this Article.

                                   ARTICLE 8.

                             EXECUTION OF DOCUMENTS

     8.1.  Checks, Notes, etc.  The Board of Directors shall from time to time
           ------------------
designate one or more officers or agents of the Corporation who shall have power, in its name, to sign and endorse checks and other negotiable instruments and to borrow money for the Corporation, and in its name, to make notes or other evidences of indebtedness.

     8.2.  Voting Securities Owned by Corporation.  Securities having voting
           --------------------------------------
power in any other corporation owned by this Corporation shall be voted by the President, unless the Board confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                                   ARTICLE 9.

                                     NOTICE

     Any notice required or permitted to be given to any director, officer, or shareholder under these By-laws shall be in writing and shall be deemed to have been delivered if delivered in person or if sent by United States mail or by telegraph, charges prepaid, telex or telefax addressed to such person at the address shown on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. If such notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mailed or with the telegraph office for transmission to such person.

                                  ARTICLE 10.

                                  FISCAL YEAR

     The fiscal year of the Corporation shall normally be every fifty-two (52) weeks with the first year end of October 2, 1988 unless otherwise determined by the Board of Directors. Every fourth year, beginning with the year ending September 29, 1991 the fiscal year shall be fifty-three (53) weeks.

                                  ARTICLE 11.

                                   DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE 12.

                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.